Exhibit 10.5

EXECUTION COPY

REVOLVING SECURITY AGREEMENT

REVOLVING SECURITY AGREEMENT, dated as of February 13, 2008 (this “Agreement”), among CHILL INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), CHILL ACQUISITION, INC., a Delaware corporation (which on the Closing Date shall be merged with and into GOODMAN GLOBAL, INC., a Delaware corporation (the “Company”), with the Company surviving such merger as the borrower, the “Borrower”), each of the subsidiaries of the Borrower listed on Annex A hereto (each such subsidiary, individually, a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; and, together with Holdings and the Borrower, collectively, the “Grantors”), and GENERAL ELECTRIC CAPITAL CORPORATION, as collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, (1) Holdings and the Borrower have entered into a Revolving Credit Agreement, dated as of February 13, 2008 (the “Revolving Credit Agreement”), with the lending institutions from time to time party thereto (the “Lenders”), BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, and GENERAL ELECTRIC CAPITAL CORPORATION, as Joint Lead Arrangers, BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC, CALYON NEW YORK BRANCH and GENERAL ELECTRIC CAPITAL CORPORATION, as Joint Bookrunners, and GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer, pursuant to which the Lenders have severally agreed to make loans to the Borrower and the Letter of Credit Issuers have agreed to issue letters of credit for the account of the Borrower upon the terms and subject to the conditions set forth therein and (2) one or more Cash Management Banks may from time to time provide Cash Management Services pursuant to Secured Cash Management Agreements to any Credit Party or any Restricted Subsidiary (clauses (1) and (2), collectively, the “Extensions of Credit”);

WHEREAS, pursuant to the Revolving Guarantee, dated as of February 13, 2008 (the “Revolving Guarantee”), Holdings and each of the Subsidiary Grantors have agreed to guarantee to the Collateral Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to Holdings and the Subsidiary Grantors in connection with the operation of their respective businesses;

WHEREAS, it is a condition precedent to the obligations of the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Revolving Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent, for the ratable benefit of the Secured Parties; and

WHEREAS, the Grantors acknowledge that they will derive substantial direct and indirect benefit from the Extensions of Credit and have agreed to secure their obligations with respect thereto pursuant to this Agreement, on a first priority basis (subject to Permitted Liens and the terms of the Intercreditor Agreement).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Agents, the Lenders and the Letter of Credit Issuers to enter into the Revolving Credit Agreement and to induce the Lenders and the Letter of Credit Issuers to make their respective Extensions of Credit to the Borrower under the Revolving Credit Agreement and to induce one or more Cash Management Banks to provide Cash Management Services pursuant to Secured Cash Management Agreements to any Credit Party or any Restricted Subsidiary, the Grantors hereby agree with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

1. Defined Terms.

(a)(i) Unless otherwise defined herein, terms defined in the Revolving Credit Agreement and used herein (including terms used in the preamble and the recitals) shall have the meanings given to them in the Revolving Credit Agreement and (ii) all terms defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “NY UCC”) and not defined herein or in the Revolving Credit Agreement shall have the meanings specified therein (and if defined in more than one article of the NY UCC, shall have the meaning specified in Article 9 thereof).

(b) The rules of construction and other interpretive provisions specified in Sections 1.2, 1.5, 1.6 and 1.7 of the Revolving Credit Agreement shall apply to this Agreement, including terms defined in the preamble and recitals hereto.

(c) The following terms shall have the following meanings:

“After-Acquired Intellectual Property Collateral” shall have the meaning assigned to such term in Section 4.1(c).

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Chattel Paper” shall mean all “chattel paper” as such term is defined in Article 9 of the NY UCC.

“Collateral” shall have the meaning assigned to such term in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Commercial Tort Claims” shall mean all “commercial tort claims,” as such term is defined in Article 9 of the NY UCC.

“Copyrights” shall mean all (a) copyright rights in any work subject to the copyright laws of the United States, or of any other country or any group of countries, whether registered or unregistered and whether published or unpublished, including copyrights in computer software and the content thereof, and internet web sites, (b) registrations, recordings and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, and (c) rights to obtain all renewals thereof.

“Deposit Accounts” shall mean all “deposit accounts,” as such term is defined in Article 9 of the NY UCC.

“Deposit Account Control Agreement” shall mean an agreement among the Collateral Agent, any Grantor and the relevant depository bank, in form and substance reasonably satisfactory to the Collateral Agent, granting control of such Grantor’s Deposit Accounts maintained at such depository bank in accordance with Section 9-104 of the Uniform Commercial Code in effect in the jurisdiction of such depository bank.

“Documents” shall mean all “documents,” as such term is defined in Article 9 of the NY UCC.

“Equipment” shall mean all “equipment,” as such term is defined in Article 9 of the NY UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Excluded Property” shall mean (a) any Subject Property (as defined in Section 2(a)(A)), (b) any property included in the definition of “Collateral” in the Revolving Pledge Agreement, (c) any Excluded Capital Stock, (d) any property that is subject to a Lien permitted pursuant to Section 10.2(c) of the Revolving Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Indebtedness) validly prohibits the creation of any other Lien on such property; provided that such property shall be Excluded Property only to the extent and for so long as such prohibition is in effect, (e) any Vehicles and other assets subject to certificates of title the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (f) any property with respect to which the Collateral Agent and the Borrower reasonably agree that the costs or other consequences (including adverse tax consequences as reasonably determined by the Borrower) of granting or perfecting a security interest in is excessive in view of the benefits to be obtained by the Secured Parties, and (g) United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable United States federal law.

“Exclusive IP Agreements” shall have the meaning assigned to such term in Section 3.2(a).

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.

“Fixtures” shall mean all “fixtures,” as such term is defined in Article 9 of the NY UCC.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the NY UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

“Grantor” shall have the meaning assigned to such term in the preamble hereto.

“Holdings” shall have the meaning assigned to such term in the preamble hereto.

“Instruments” shall mean all “instruments,” as such term is defined in Article 9 of the NY UCC.

“Intellectual Property” shall mean any and all intellectual property, including Trade Secrets, Copyrights, Patents, Trademarks and the IP Agreements, all rights therein, and all rights to sue at law or in equity for any past, present, or future infringement, misappropriation, violation, misuse or other impairment thereof, including the right to receive injunctive relief and all Proceeds and damages therefrom.

“Intellectual Property Collateral” shall mean the Collateral constituting Intellectual Property, including the Intellectual Property set forth in Schedules 1 and 2 hereto.

“Intellectual Property Security Agreement” shall have the meaning assigned to such term in Section 4.4(e).

“Intercreditor Agreement” shall have the meaning assigned to such term in the Revolving Credit Agreement.

“Inventory” shall mean all “inventory,” as such term is defined in Article 9 of the NY UCC.

“Investment Property” shall mean all “investment property,” as such term is defined in Article 9 of the NY UCC.

“IP Agreements” shall mean any and all agreements, permits, consents, orders and franchises, now or hereafter in effect, relating to the license, development, use, manufacture, distribution, sale or disclosure of any Copyrights, Patents, Trademarks, or Trade Secrets to which any Grantor, now or hereafter, is a party.

“Lenders” shall have the meaning assigned to such term in the recitals hereto.

“Letter-of-Credit Rights” shall mean all “letter-of-credit rights,” as such term is defined in Article 9 of the NY UCC.

“NY UCC” shall have the meaning assigned to such term in Section 1(a)(ii).

“Patents” shall mean (a) all letters patent of the United States or the equivalent thereof in any other country or group of countries, all registrations, recordings and extensions thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including patent registrations, statutory invention registrations, utility models, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and in the case of (a) and (b), all the inventions disclosed or claimed therein and all improvements thereto, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall have the meaning assigned to such term in the Revolving Credit Agreement.

“Permitted Lien” shall mean any Lien on the Collateral expressly permitted to be granted pursuant to the Revolving Credit Agreement.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the NY UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement or dilution, where applicable, of any Patent, Trademark, Copyright or Trade Secret, now or hereafter owned by any Grantor, or licensed under an IP Agreement or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, and (ii) past, present or future breach of any IP Agreement and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Intellectual Property” shall have the meaning set forth in Section 3.2.

“Revolving Credit Documents” shall mean the “Credit Documents” as defined in the Revolving Credit Agreement.

“Secured Debt Documents” shall mean, collectively, the Revolving Credit Documents and each Secured Cash Management Agreement entered into with a Cash Management Bank.

“Secured Parties” shall have the meaning assigned to the term “Secured Parties” in the Revolving Credit Agreement.

“Security Interest” shall have the meaning assigned to such term in Section 2(a).

“Securities Account” shall mean all “securities account,” as such term is defined in Article 8 of the NY UCC.

“Securities Account Control Agreement” shall mean an agreement among the Collateral Agent, any Grantor and the relevant securities intermediary, in form and substance reasonably satisfactory to the Collateral Agent, granting control of such Grantor’s Securities Accounts maintained with such securities intermediary.

“Subject Property” shall have the meaning assigned to such term in the proviso to Section 2(a).

“Subsidiary Grantor” shall have the meaning assigned to such term in the preamble hereto.

“Revolving Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Revolving Guarantee” shall have the meaning assigned to such term in the recitals hereto.

“Revolving Pledge Agreement” shall have the meaning assigned to the term “Pledge Agreement” in the Revolving Credit Agreement.

“Term Loan Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Term Loan Credit Documents” shall have the meaning assigned to the term “Credit Documents” in the Term Loan Credit Agreement.

“Term Loan Credit Agreement” shall mean the Term Loan Credit Agreement, dated as of the date hereof, among Holdings, the Borrower, the lenders from time to time party thereto, GECC, as Administrative Agent and Collateral Agent, Barclays Capital, the investment banking division of Barclays Bank PLC and Calyon New York Branch, as Joint Lead Arrangers and Barclays Capital, the investment banking division of Barclays Bank PLC, Calyon New York Branch and GECC, as Joint Bookrunners, as such agreement may be amended, restated, waived, replaced (whether or not upon termination and whether with the original lenders or otherwise), refinanced, restructured, renewed, extended or otherwise modified from time to time.

“Term Loan Liens” shall mean Liens granted in favor of the Secured Parties (as defined in the Term Loan Credit Agreement) pursuant to the Term Loan Credit Documents.

“Termination Date” shall mean the date on which all Obligations are paid in full in cash (other than Cash Management Obligations under Secured Cash Management or contingent indemnification obligations) and the Total Commitments and all Letters of Credit are terminated (other than Letters of Credit that have been cash collateralized on terms satisfactory to the applicable Letter of Credit Issuer following the termination of the Commitments).

“Trademarks” shall mean (a) all trademarks, service marks, domain names, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans, other source or business identifiers, now existing or hereafter adopted or acquired, whether registered or unregistered, and all registrations, recordings and applications for registration filed in connection with the foregoing, including registrations, recordings and applications for registration in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country, group of countries or any political subdivision thereof, and all common-law rights related thereto, (b) all goodwill associated therewith or symbolized thereby and (c) all extensions or renewals thereof.

“Trade Secrets” shall mean all confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information.

“Vehicles” shall mean all cars, trucks, trailers, and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

(d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

2. Grant of Security Interest.

(a) Each Grantor hereby assigns, pledges, mortgages and hypothecates to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in and continuing lien on (the “Security Interest”) all of such Grantor’s right, title and interest in (subject only to Permitted Liens) and to all of the following assets and properties now owned or anytime hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i) all Accounts;

(ii) all cash;

(iii) all Chattel Paper;

(iv) all Commercial Tort Claims;

(v) all Deposit Accounts;

(vi) all Documents;

(vii) all Equipment;

(viii) all Fixtures;

(ix) all General Intangibles;

(x) all Goods;

(xi) all Instruments;

(xii) all Intellectual Property;

(xiii) all Inventory;

(xiv) all Investment Property;

(xv) all letters of credit and Letter of Credit Rights;

(xvi) all Money;

(xvii) all Securities Accounts;

(xviii) all books and records pertaining to the Collateral; and

(xix) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to the foregoing;

provided, however, that notwithstanding any other provision of this Agreement:

(A) this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest (1) is prohibited by any Applicable Law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law, (2) is prohibited by, or constitutes a breach or default under, or results in the termination of, or requires any consent not obtained under, any contract, license, lease, agreement, instrument or other document or, in the case of any Investment Property, any applicable shareholder or similar agreement (3) constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor under any contract, license, lease, agreement, instrument or other document, except to the extent that such Applicable Law or the term in such contract, license, lease, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Applicable Law or (4) or would result in the forfeiture of the Grantor’s rights in the property including, without limitation, any Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application (any such property subject to the exclusions described in clause (1), (2), (3) or (4), “Subject Property”); provided, however, that the foregoing exclusions shall not apply to the extent that any such prohibition, default or other term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the NY UCC of any relevant jurisdiction or any other Applicable Law or principles of equity; and provided, further, that the security interest shall attach immediately to any portion of such Subject Property that does not result in any of the consequences specified above including, without limitation, any Proceeds of such Subject Property; and

(B) the Collateral shall not include any other Excluded Property.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto and continuations thereof that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment or continuation, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired” of such Grantor or words of similar effort as being of an equal or lesser scope or with greater detail and in the case of a financing statement filed as a fixture filing or covering the Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

Each Grantor also ratifies any authorization previously given in writing to the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto or continuations thereof if filed prior to the date hereof.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing, protecting or providing notice of the Security Interests granted by each Grantor hereunder, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

This Agreement secures the payment of all the Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed to the Collateral Agent or the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor.

The Security Interests created hereby are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

3. Representations And Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

3.1. Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement, (b) the Term Loan Liens, and (c) other Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. To the knowledge of such Grantor, no action or proceeding seeking to limit, cancel or question the validity of such Grantor’s ownership interest in the Collateral, that could reasonably be expected to result in a Material Adverse Effect, is pending or threatened. None of the Grantors has filed or consented to the filing of any (x) security agreement, financing statement or analogous document under the Uniform Commercial Code or any other Applicable Laws covering any Collateral, (y) assignment for security in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, which security agreement, financing statement or similar instrument or assignment is still in effect or (z) assignment for security in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except in the case of each of clauses (x), (y) and (z) above, such as have been filed in favor of the Collateral Agent pursuant to this Agreement and the other Revolving Credit Documents, the Term Loan Credit Documents or are filed in respect of Permitted Liens.

3.2. Intellectual Property. (a) The Intellectual Property Collateral set forth on (i) Schedule 1 hereto is a true and correct list of all patents, patent applications, trademark registrations and applications for registration, copyright registrations and applications for registration, and domain names (collectively, the “Registered Intellectual Property”), in each case, owned by a Grantor in its name as of the date hereof, and indicating for each such item, as applicable, the application and/or registration number, date and jurisdiction of filing and/or issuance, the identity of the current applicant or registered owner, and (ii) Schedule 2 hereto is a true and correct list of all IP Agreements (other than non-exclusive license agreements or licenses of commercially available off-the-shelf software), in which a Grantor is, as of the date hereof, the exclusive licensee of any United States patent, patent application, trademark registration or application for registration, copyright registration or application for registration (collectively, the “Exclusive IP Agreements”).

Except as would not reasonably be expected to result in a Material Adverse Effect:

(b) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or in part and, to such Grantor’s knowledge, is valid and enforceable and has not been abandoned. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

(c) To such Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property Collateral or the Grantor’s rights in or use thereof.

(d) No breach or default of any IP Agreement shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Intellectual Property Collateral: (i) the consummation of the transactions contemplated by any Revolving Credit Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority.

3.3. Perfected Security Interests. (a) Subject to the limitations set forth in clause (b) of this Section 3.3, the Security Interests granted pursuant to this Agreement (i) will constitute valid perfected security interests in the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, upon (A) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code, the filing of financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the applicable filing offices, (B) in the case of Instruments, Chattel Paper and certificated Securities, the earlier of the delivery thereof to the Collateral Agent and the filing of the financing statements referred to in clause (A), (C) in the case of Deposit Accounts, the execution of Deposit Account Control Agreements, (D) in the case of Securities Accounts, the execution of Securities Account Control Agreements, and/or (E) in the case of Intellectual Property Collateral, the completion of the filing, registration and recording of fully executed agreements in the form of the Intellectual Property Security Agreement set forth in Exhibit 3 hereto (x) in the United States Patent and Trademark Office and (y) in the United States Copyright Office, and (ii) subject to the terms of the Intercreditor Agreement, are prior to all other Liens on the Collateral other than Permitted Liens having priority over the Collateral Agent’s Lien by operation of law or otherwise as permitted under the Revolving Credit Agreement.

(b) Notwithstanding anything to the contrary herein, no Grantor shall be required, on or before the Closing Date, to perfect the security interests created hereby by any means other than (i) filings pursuant to the Uniform Commercial Code, (ii) filings with United States’ governmental offices with respect to Registered Intellectual Property, (iii) in the case of Collateral that constitutes Tangible Chattel Paper, Instruments, Certificated Securities or Negotiable Documents, in each case, to the extent included in the Collateral, delivery to the Collateral Agent to be held in its possession in the United States. No Grantor shall be required, on or before the Closing Date, to complete any filings or other action with respect to the perfection of the security interests created hereby in any jurisdiction outside of the United States.

(c) It is understood and agreed that the security interests created hereby shall not prevent the Grantors from using the Collateral in the ordinary course of their respective businesses.

(d) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including (i) the exact legal name of each Grantor and (ii) the jurisdiction of organization of each Grantor) is correct and complete as of the Closing Date.

3.4. Accounts. No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required by the Revolving Pledge Agreement.

4. Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the Termination Date:

4.1. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the Security Interests created hereby as perfected first priority security interests (subject to any Permitted Lien and the terms of the Intercreditor Agreement) and shall defend the Security Interests created hereby and the priority thereof against the claims and demands not expressly permitted by the Revolving Credit Agreement of all Persons whomsoever.

(b) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request.

(c) Each Grantor agrees that should it, after the date hereof, obtain an ownership interest in any Registered Intellectual Property that would, had it been owned on the date hereof, be considered a part of the Intellectual Property Collateral or should it become a party to any IP Agreement that would, had such Grantor been a party to it on the date hereof, be considered an Exclusive IP Agreement (“After-Acquired Intellectual Property Collateral”), such After-Acquired Intellectual Property Collateral shall automatically become part of the Intellectual Property Collateral, subject to the terms and conditions of this Agreement with respect thereto. In addition, such Grantor shall, upon the reasonable request of the Collateral Agent and, in any event, no more than once every fiscal quarter, execute and deliver to the Collateral Agent agreements substantially in the form of Exhibits 2 and 3 hereto covering such After-Acquired Intellectual Property Collateral, with the agreement substantially in the form of Exhibit 3 hereto to be recorded with the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authorities located in the United States necessary to perfect the Security Interest hereunder in any such After-Acquired Intellectual Property Collateral which is United States Registered Intellectual Property.

(d) Subject to clause (e) below and Section 3.3(b), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Collateral Agent or the Required Lenders may reasonably request, in order (x) to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created hereby or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby, all at the expense of such Grantor. Without limiting the generality of the foregoing, such Grantor shall comply with Section 9.14 of the Revolving Credit Agreement.

(e) Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by the Revolving Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary of the Borrower that is required by the Revolving Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Revolving Credit Agreement or this Section 4.1.

4.2. Changes in Locations, Name, etc. Each Grantor will furnish to the Collateral Agent prompt written notice of any change (i) in its legal name, (ii) in its jurisdiction of incorporation or organization, (iii) in its identity or type of organization or corporate structure or (iv) in its Federal Taxpayer Identification Number or organizational identification number. Each Grantor agrees promptly to provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject to Permitted Liens and the terms of the Intercreditor Agreement). Each Grantor also agrees to promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

4.3. Notices. (a) Each Grantor will advise the Collateral Agent in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby and pursuant to the Term Loan Credit Documents and other Permitted Liens) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

(b) Upon the occurrence and during the continuation of any Event of Default, all insurance payments in respect of any Equipment shall be paid to and applied by the Collateral Agent as specified in Section 5.4.

4.4. Intellectual Property.

(a) With respect to each item of Intellectual Property Collateral owned by each Grantor, each Grantor agrees to take, at its expense, all commercially reasonably steps, including, as applicable, in the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authority located in the United States, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application for registration, now or hereafter included in such Intellectual Property Collateral of such Grantor.

(b) Such Grantor shall (and shall cause all its licensees to), in such Grantor’s reasonable business judgment (i) (1) continue to use each Trademark included in the Intellectual Property Collateral in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by Applicable Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Intellectual Property Collateral may become forfeited, misused, unenforceable, abandoned or dedicated to the public or (y) any portion of the Copyrights included in the Intellectual Property Collateral may become invalidated, otherwise impaired or fall into the public domain.

(c) No Grantor shall discontinue use of or otherwise abandon any owned Intellectual Property Collateral unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business.

(d) In the event that any Grantor becomes aware after the date hereof that any item of its material Intellectual Property Collateral is being infringed or misappropriated by a third party in any way that would reasonably be expected to have a Material Adverse Effect, such Grantor shall promptly notify the Collateral Agent and take such actions, at its expense, as such Grantor deems reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, if such Grantor deems it necessary, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(e) With respect to its United States Registered Intellectual Property owned by such Grantor in its own name on the date hereof, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit 3 hereto (an “Intellectual Property Security Agreement”), for recording the Security Interest granted hereunder to the Collateral Agent in such United States Registered Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authorities located in the United States necessary to perfect the Security Interest hereunder in such Registered Intellectual Property.

5. Remedial Provisions.

5.1. Certain Matters Relating to Accounts. (a) At any time after the occurrence and during the continuation of an Event of Default after written notice is delivered to the Grantor, the Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuation of an Event of Default. If required in writing by the Collateral Agent at any time after the occurrence and during the continuation of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.4, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s written request at any time after the occurrence and during the continuation of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(d) Upon the occurrence and during the continuation of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the Grantors in writing not to grant or make any such extension, credit, discount, compromise, or settlement under any circumstances during the continuation of such Event of Default.

5.2. Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuation of an Event of Default, after giving reasonable written notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any

Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party; provided, that the provisions of Section 13.16 of the Revolving Credit Agreement shall apply to such information.

(b) Upon the written request of the Collateral Agent at any time after the occurrence and during the continuation of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent, for the ratable benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Collateral Agent and may enforce such Grantor’s rights against such obligors.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3. Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the other Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 11.5 of the Revolving Credit Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4. Application of Proceeds. (a) Except as expressly provided elsewhere in this Agreement or any other Revolving Credit Document, all proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied as follows:

(i) FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent in connection with such sale, collection or realization or otherwise in connection with this Agreement, the other Security Documents or any of the Obligations, including all court costs and the reasonable and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Security Document on behalf of any Grantor and any other reasonable and documented out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Security Document;

(ii) SECOND, to the Secured Parties, an amount equal to all Obligations owing to them on the date of any such distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and

(iii) THIRD, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b) Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.5. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the NY UCC or any other applicable law or in equity and also may without demand of performance or other demand, presentment, protest, advertisement or notice of any kind except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the

Collateral Agent or such Secured Party may subject to (x) the satisfaction in full in cash of all payments due pursuant to Section 5.4(a)(i) hereof and (y) the ratable satisfaction of the Obligations in accordance with the priorities set forth in Section 5.4(a) hereof, pay the purchase price by crediting the amount thereof against the Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4 hereof. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.5 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the NY UCC or its equivalent in other jurisdictions.

5.6. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

5.7. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Secured Debt Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable Secured Debt Document, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party, may, but shall be under no obligation to, make a similar demand on the Borrower or any other Grantor, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any other Grantor or any release of the Borrower or any other Grantor shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purpose hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.8. Conflict with Revolving Credit Agreement. In the event of any conflict between the terms of this Section 5 and the Revolving Credit Agreement, the Revolving Credit Agreement shall prevail.

6. The Collateral Agent.

6.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuation of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Agreement and the other Revolving Credit Documents, to take any and all appropriate action and to execute any and all documents and instruments which the Collateral Agent may deem necessary or desirable to accomplish the purposes of this Agreement and the other Revolving Credit Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following at the same time or at different times, in each case after the occurrence and during the continuation of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(i) take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral;

(iv) execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) obtain, pay and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Revolving Credit Agreement;

(vi) send verifications of Accounts to any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account;

(vii) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(viii) ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(ix) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(x) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(xi) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral; provided that such consent right shall not limit any other rights or remedies available to the Collateral Agent at law);

(xii) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent (not to be unreasonably withheld or delayed) to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral; provided that such consent right shall not limit any other rights or remedies available to the Collateral Agent at law);

(xiii) assign any Intellectual Property Collateral throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable business discretion determine; and

(xiv) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.l(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Revolving Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NY UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interests created hereby and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Revolving Credit Agreement, any other Revolving Credit Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Revolving Credit Agreement, any other Revolving Credit Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

6.5. Continuing Security Interest; Assignments Under the Secured Debt Documents; Release. (a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until the Termination Date.

(b) A Subsidiary Grantor shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Grantor created hereby shall be automatically released upon the consummation of any transaction permitted by the Revolving Credit Agreement, as a result of which such Subsidiary Grantor ceases to be a Restricted Subsidiary of the Borrower or otherwise becomes an Excluded Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Revolving Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Revolving Credit Agreement (other than to another Grantor), or upon the effectiveness of any written consent to the release of the security interests created hereby in any Collateral pursuant to Section 13.1 of the Revolving Credit Agreement, the security interests in such Collateral created hereby shall be automatically released and such Collateral sold free and clear of the Lien and security interests created hereby.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

7. Miscellaneous.

7.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Collateral Agent in accordance with Section 13.1 of the Revolving Credit Agreement; provided, however, that this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through agreements substantially in the form of Exhibit 1 and Exhibit 2, respectively, in each case duly executed by each Grantor directly effected thereby.

7.2. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Revolving Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Revolving Credit Agreement.

7.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof or of any other applicable Secured Debt Document. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any other occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4. Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay any and all reasonable and documented expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Agreement.

(b) Each Grantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Without limitation of its indemnification obligations under the other Revolving Credit Documents, each Grantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 13.5 of the Revolving Credit Agreement.

(d) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The agreements in this Section 7.4 shall survive termination of this Agreement or any other Revolving Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Revolving Credit Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.4 shall be payable on written demand therefor.

7.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, except pursuant to a transaction expressly permitted by the Revolving Credit Agreement.

7.6. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf” or “tiff’)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.

7.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7.8. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.9. Integration. This Agreement represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Debt Documents.

7.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.11. Submission To Jurisdiction Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Revolving Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of the Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Collateral Agent or any other Secured Party to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.11 any special, exemplary, punitive or consequential damages.

7.12. Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Revolving Credit Documents to which it is a party;

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Revolving Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c) no joint venture is created hereby or by the other Revolving Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties; and

(d) upon any Event of Default, the Collateral Agent may proceed without notice, against any Grantor and any Collateral to collect and recover the full amount of any Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.

7.13. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 9.10 of the Revolving Credit Agreement and the terms hereof shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Supplement substantially in the form of Exhibit 1 hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

7.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER REVOLVING CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.15. Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder, in each case, with respect to the Term Loan Collateral and Term Loan Liens are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement with respect to the Term Loan Collateral and Term Loan Liens, the provisions of the Intercreditor Agreement shall prevail.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

CHILL INTERMEDIATE HOLDINGS, INC., as Grantor

By:
Name:
Title:

[ABL Security Agreement]

CHILL ACQUISITION, INC., as Grantor,

By:
Name:
Title:

[ABL Security Agreement]

GOODMAN APPLIANCE HOLDING COMPANY, as Grantor

By:
Name:
Title:

GOODMAN CANADA, L.L.C., as Grantor

By:
Name:
Title:

GOODMAN COMPANY, L.P., as Grantor

By:
Name:
Title:

GOODMAN DISTRIBUTION SOUTHEAST, INC., as Grantor

By:
Name:
Title:

GOODMAN DISTRIBUTION, INC., as Grantor

By:
Name:
Title:

[ABL Security Agreement]

GOODMAN GLOBAL HOLDINGS, INC., as Grantor

By:
Name:
Title:

GOODMAN GLOBAL, INC., as Grantor

By:
Name:
Title:

GOODMAN HOLDING COMPANY, as Grantor

By:
Name:
Title:

GOODMAN HOLDING COMPANY, L.L.C., as Grantor

By:
Name:
Title:

GOODMAN II HOLDINGS COMPANY, L.L.C., as Grantor

By:
Name:
Title:

[ABL Security Agreement]

GOODMAN MANUFACTURING COMPANY, L.P., as Grantor

By:
Name:
Title:

GOODMAN MANUFACTURING I LLC, as Grantor

By:
Name:
Title:

GOODMAN MANUFACTURING II LLC, as Grantor

By:
Name:
Title:

GOODMAN SALES COMPANY, as Grantor

By:
Name:
Title:

NITEK ACQUISITION COMPANY, L.P., as Grantor

By:
Name:
Title:

[ABL Security Agreement]

QUIETFLEX HOLDING COMPANY, as Grantor

By:
Name:
Title:

QUIETFLEX MANUFACTURING COMPANY, as Grantor

By:
Name:
Title:

[ABL Security Agreement]

The undersigned hereby confirms that, as a result of its merger with Chill Acquisition, Inc., it hereby assumes all of the rights and obligations of Chill Acquisition, Inc. under this Agreement (in furtherance of, and not in lieu of, any assumption or deemed assumption by operation of law) and hereby agrees to be joined to this Agreement as a Grantor hereunder

GOODMAN GLOBAL, INC.,

By:
Name:
Title:

[ABL Security Agreement]

GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent,

By:
Name:
Title: